Exhibit 99.3
INN OF THE MOUNTAIN GODS RESORT AND CASINO AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of April 30,
	2006	2007
Current Assets
Cash and cash equivalents	$16,768,372	$16,929,630
Restricted cash and cash equivalents	18,171,534	—
Accounts receivable, net of allowance for doubtful accounts	565,420	539,368
Inventories, net of reserves	809,789	766,658
Prepaid expenses and other assets	372,774	594,478

Total current assets	36,687,889	18,830,134
Non-Current Assets
Property plant and equipment	300,320,136	298,091,568
Accumulated Depreciation	(71,385,662)	(87,565,430)

Property plant and equipment, net	228,934,474	210,526,138
Other Assets	42,003	112,500
Deferred financing costs	7,695,897	6,070,653

Total Assets	$273,360,263	$235,539,425

Liabilities and Equity
Current Liabilities
Accounts Payable	$2,606,670	$1,461,913
Construction accounts payable	2,274,874	—
Accrued expenses	10,760,344	6,184,936
Accrued interest	11,200,000	11,200,000
Advanced deposits	372,470	438,659
Current portion of long-term debt	3,250,329	3,659,278

Total current liabilities	30,464,687	22,944,786
Non-Current Liabilities
Long-term debt, net of current portion	211,530,149	208,174,124

Total liabilities	241,994,836	231,118,910
Equity
Contributed Capital	52,633,096	29,652,939
Accumulated deficit	(21,267,669)	(25,232,424)

Total equity	31,365,427	4,420,515

Total liabilities and equity	$273,360,263	$235,539,425

The accompanying notes are an integral part of these statements.

INN OF THE MOUNTAIN GODS RESORT AND CASINO AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended April 30,
	2005	2006	2007
Revenues:
Gaming	$64,254,312	$76,476,004	$79,391,694
Hotel	1,168,484	10,860,411	13,492,495
Food and Beverage	6,368,994	12,260,170	14,066,916
Recreation and other	23,012,602	16,620,951	23,408,843

Gross Revenue	94,804,392	116,217,536	130,359,948
Less-Promotional Allowances	1,770,462	2,766,644	4,485,896

Net Revenue	93,033,930	113,450,892	125,874,052
Operating Expenses
Gaming	25,765,169	27,179,353	25,967,457
Hotel expenses	651,118	5,180,746	4,610,914
Food and beverage	7,273,668	15,728,649	14,101,330
Recreation and other	15,434,816	12,378,385	13,802,044
Marketing	2,867,696	8,919,685	9,817,038
General and administrative	6,973,287	15,712,890	11,849,988
Health Insurance — Medical	1,408,164	2,014,038	2,291,743
Mescalero Apache 401K	1,289,615	—	315,404
Mescalero Apache Telecom	231,592	144,813	199,573
Tribal Regulatory Fees	2,615,775	2,945,629	2,400,000
Pre-opening costs	8,323,930	—	—
Depreciation	7,269,578	17,779,316	18,169,528

Total Operating Expenses	80,104,408	107,983,504	103,525,019
Operating Income	12,929,522	5,467,388	22,349,033
Other Income (Expense)
Interest Income	657,110	442,172	286,823
Interest Expense	(11,543,860)	(26,840,510)	(26,648,687)
Other income (expense)	97,020	(336,719)	48,076

Total Other Income (expense)	(10,789,730)	(26,735,057)	(26,313,788)

Net Income (Loss)	$2,139,792	$(21,267,669)	$(3,964,755)

INN OF THE MOUNTAIN GODS RESORT AND CASINO AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For Years Ending April 30,
	2005	2006	2007
Cash flows from operating activities
Net income (loss)	$2,139,792	$(21,267,669)	$(3,964,755)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	7,269,578	19,404,560	20,417,794
Changes in assets and liabilities:
Restricted cash and cash equivalents	533,514	—	—
Accounts receivable, net of allowance	(544,910)	12,056	26,052
Inventories	(460,921)	619,717	43,131
Prepaid revenue sharing fees	4,218,673	—	—
Prepaid expenses	(398,135)	487,415	(221,704)
Other long-term assets	(118,301)	153,210	(70,497)
Accounts payable	2,060,634	(66,837)	(1,144,757)
Accrued expenses	5,255,709	(244,868)	(4,575,408)
Accrued revenue sharing and regulatory fees	(22,572,558)	—	—
Accrued interest payable	(847,928)	(450)	—
Deposits and advance payments	330,265	(624,895)	66,189

Net cash (used in) provided by operating activities	(3,134,588)	(1,527,761)	10,576,045

Cash flows from investing activities:
Purchase of property, plant and equipment	(88,661,149)	(14,769,093)	(464,765)
Construction accounts payable	(5,463,633)	(5,870,860)	(1,044,426)

Net cash used in investing activities	(94,124,782)	(20,639,953)	(1,509,191)

Cash flows from financing activities:
Deferred financing costs	1,708,352	—	—
Cash held for construction payments	96,893,043	17,699,152	18,171,534
Principal borrowings on long-term debt	—	15,420,363	—
Principal (payments) on long-term debt, net	(418,406)	(2,391,696)	(4,096,973)
Distributions to Mescalero Apache Tribe	(13,000,000)	(5,510,254)	(22,980,157)
Contributions from Mescalero Apache Tribe	9,999,959	—	—

Net cash provided by (used in) financing activities	95,182,948	25,217,565	(8,905,596)

Net (decrease) increase in cash and cash equivalents	(2,076,422)	3,049,851	161,258
Cash and cash equivalents, beginning of year	15,794,943	13,718,521	16,768,372

Cash and cash equivalents, end of year	$13,718,521	$16,768,372	$16,929,630

Supplemental cash flow information:
Cash paid for interest	$24,250,669	$26,840,510	$25,023,443

Non-cash investing and financing activities:
Property, plant and equipment acquired through capital lease	$—	$223,623	$1,149,897

The accompanying notes are an integral part of these statements.

INN OF THE MOUNTAIN GODS RESORT AND CASINO AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
Years Ended April 30, 2005, 2006 and 2007

		Retained
	Contributed	Earnings	Total
	Capital	(Deficit)	Equity
Balances, May 1, 2004	$56,113,676	$2,889,923	$59,003,599
Contributed capital from Mescalero Apache Tribe:
Construction of Resort	9,999,959	—	9,999,959
Distributions to Mescalero Apache Tribe:
Capital Distribution/Operating Transfers	(7,970,285)	(5,029,715)	(13,000,000)
Net Income	—	2,139,792	2,139,792

Balances, April 30, 2005	58,143,350	—	58,143,350
Distributions to Mescalero Apache Tribe:
Capital Distribution/Operating Transfers	(5,510,254)	—	(5,510,254)
Net loss	—	(21,267,669)	(21,267,669)

Balances, April 30, 2006	52,633,096	(21,267,669)	31,365,427
Distributions to Mescalero Apache Tribe:
Capital Distribution/Operating Transfers	(22,980,157)	—	(22,980,157)
Net loss	—	(3,964,755)	(3,964,755)

Balances, April 30, 2007	$29,652,939	$(25,232,424)	$4,420,515